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                                                                     Exhibit 2-B
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                        COLUMBIA SERVICE PARTNERS, INC.

                                     *****

                                    BY-LAWS

                                     *****


                                   ARTICLE I

                                    OFFICES

         Section 1.       The registered office shall be in the City of

Wilmington, County of New Castle, State of Delaware.



         Section 2.       The corporation may also have offices at such other

places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.



                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


         Section 1.       All meetings of the stockholders for the election of

directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the





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meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.



         Section 2.       Annual meetings of stockholders shall be held on the

first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated

in the notice of the meeting, at which they shall elect by a plurality vote a

Board of Directors, and transact such other business as may properly be brought before the meeting.



         Section 3.       Written notice of the annual meeting stating the

place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.



         Section 4.       The officer who has charge of the stock ledger of the

corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting,





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either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



         Section 5.       Special meetings of the stockholders, for any purpose

or purposes, unless otherwise prescribed by statute or by the Articles of

Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of

Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.



         Section 6.       Written notice of a special meeting stating the

place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.



         Section 7.       Business transacted at any special meeting of the

stockholders shall be limited to the purposes stated in the notice.





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         Section 8.       The holders of a majority of the stock issued and

outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the

Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



         Section 9.       When a quorum is present at any meeting, the vote of

the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting,

unless the question is one upon which by express provision of statute or of the

Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.



         Section 10.      Unless otherwise provided in the Articles of

Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by





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proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date,

unless the proxy provides for a longer period.



                                  ARTICLE III

                                   DIRECTORS

         Section 1.       The number of directors which shall constitute the

whole Board shall be not less than three nor more than nine.  The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this

Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.



         Section 2.       Vacancies and newly created directorships resulting

from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall quality, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.





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         Section 3.       The business of the corporation shall be managed by

its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.



                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.       The Board of Directors of the corporation may hold

meetings, both regular and special, either within or without the State of

Delaware.



         Section 5.       The first meeting of each newly elected Board of

Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.



         Section 6.       Regular meetings of the Board of Directors may be

held without notice at such time and at such place as shall from time to time be determined by the Board.





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         Section 7.       Special meetings of the Board may be called by the

president, the secretary, or any assistant secretary on six hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president, the secretary, or an assistant secretary in like manner and on like notice on the written request of two directors.



         Section 8.       At all meetings of the Board, a majority of the

directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.



         Section 9.       Unless otherwise restricted by the Articles of

Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.



         Section 10.      Unless otherwise restricted by the Articles of

Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors,





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may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.



                            COMMITTEES OF DIRECTORS

         Section 11.      The Board of Directors may, by resolution passed by a

majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting,

whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the

Articles of Incorporation, adopting an agreement of merger or consolidation,

recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a





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revocation of a dissolution, or amending the By-laws of the corporation,

declare a dividend, to authorize the issuance of stock or fill vacancies on the

Board of Directors or any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.



         Section 12.      Each committee shall keep regular minutes of its

meetings and report the same to the Board of Directors.



                           COMPENSATION OF DIRECTORS

         Section 13.      Unless otherwise restricted by the Articles of

Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.



                                   ARTICLE IV

                                    NOTICES

         Section 1.       Whenever, under the provisions of applicable statute

or of the Articles of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it





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                                                                     Exhibit 2-B
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shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram, data facsimile, or other similar method of transmitting a written communication.



         Section 2.       Whenever any notice is required to be given under the

provisions of applicable statute or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                    OFFICERS

         Section 1.       The officers of the corporation shall be chosen by

the Board of Directors and shall be a president, and a secretary.  The Board of

Directors may also choose vice-presidents, a treasurer, a controller, and one or more assistant secretaries and assistant treasurers, and assistant controllers and such other officers as it deems necessary from time to time.

Any number of offices may be held by the same person, unless the Articles of

Incorporation or these By-laws otherwise provide.





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         Section 2.       The Board of Directors at its first meeting after

each annual meeting of stockholders shall choose a president, a secretary and a controller.



         Section 3.       The Board of Directors may appoint such other

officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.



         Section 4.       The salaries of all officers and agents of the

corporation shall be fixed by the Board of Directors.



         Section 5.       The officers of the corporation shall hold office

until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.



                       THE PRESIDENT AND VICE PRESIDENTS

         Section 6.       The president shall be the chief executive officer of

the corporation, shall preside at all meetings of the stockholders and the

Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of

Directors are carried into effect.





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         Section 7.       The president shall execute bonds, mortgages and

other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.



         Section 8.       The vice president, or if there be more than one, the

vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.



                    THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9.       The secretary shall attend all meetings of the Board

of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of

Directors, and shall perform such other duties as may be prescribed by the

Board of Directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.





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The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.



         Section 10.      An assistant secretary, or if there be more than one,

the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall,

in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11.      The treasurer or, as directed by the Board of

Directors, one or more assistant treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of

Directors.



         Section 12.      The treasurer or, as directed by the Board of

Directors, one or more assistant treasurers shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and





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the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/their transactions as treasurer/ assistant treasurer.



         Section 13.      If required by the Board of Directors, the treasurer

or an assistant treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books,

papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.



         Section 14.      The assistant treasurer, or if there shall be more

than one, the assistant treasurers in the order determined by the Board of

Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the

Board of Directors may from time to time prescribe.



                    THE CONTROLLER AND ASSISTANT CONTROLLER

         Section 15.      The controller, or as directed by the Board of

Directors, one or more assistant controllers, shall maintain adequate records of all assets, liabilities, and transactions of





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the corporation, ensure that the financial results of operations are properly recorded and that adequate audits thereof are currently and regularly made;

and, in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency, and economy.  The controller or an assistant controller shall report to the president and/or the Board of Directors at its regular meetings on the financial results of the Corporation's operations. The controller shall have such other duties as the Board of Directors may designate from time to time.



                                   ARTICLE VI

                             CERTIFICATES OF STOCK

         Section 1.       Every holder of stock in the corporation shall be

entitled to have a certificate, signed by, or in the name of the corporation,

by the president or the vice president, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.



         Section 2.       Any of or all the signatures on the certificate may

be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.





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                               LOST CERTIFICATES

         Section 3.       The Board of Directors may direct a new certificate

or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.



                               TRANSFERS OF STOCK

         Section 4.       Upon surrender to the corporation or the transfer

agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.



                               FIXING RECORD DATE





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         Section 5.       In order that the corporation may determine the

stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



                            REGISTERED STOCKHOLDERS

         Section 6.       The corporation shall be entitled to recognize the

exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of

Delaware.



                                  ARTICLE VII

                               GENERAL PROVISIONS





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                                   DIVIDENDS

         Section 1.       Dividends upon the capital stock of the corporation,

subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.



         Section 2.       Before payment of any dividend, there may be set

aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.



                                     CHECKS

         Section 3.       All checks, drafts, notes, bills of exchange and

orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary or any

Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary.  The Board of

Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the





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Corporation so designated by the Board of Directors of the Corporation to sign,

checks, drafts and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of

Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for the payment of money on its behalf.

Further, the President is authorized to designate to the Corporation's banks,

in writing, individuals employed in the Columbia Gas System Service Corporation

Cash Management Department, who need not be officers or employees of the

Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.



                                  FISCAL YEAR

         Section 4.       The fiscal year of the corporation begins on the

first day of January and ends on the thirty-first day of December in each year.





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                                      SEAL

         Section 5.       The corporate seal shall have inscribed thereon the

name of the corporation, and the words "Corporate Seal 1997 Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                  ARTICLE VIII

                                INDEMNIFICATION

         (a)     Right to Indemnification.  The Corporation shall to the

fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including,

without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action,

suit or proceeding, whether civil, criminal, administrative, or investigative

(including without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding")

by reason of the fact that such person is or was a director, officer, employee,

or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee, or agent of another corporation,

partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.  Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred





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by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.



         (b)     Insurance, Contracts, and Funding.  The Corporation may

purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement as specified in

Section (a) of this Article VIII or incurred by an Indemnitee in connection with any proceeding referred to in Section (a) of this Article VIII, to the fullest extent permitted by applicable law as then in effect.  The Corporation may enter into contracts with any director, officer, employee, or agent of the

Corporation or use other means in furtherance of the provisions of this Article

VIII to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.



         (c)     Indemnification; Not Exclusive Right.  The right of

indemnification provided in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled,

and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this

Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.



         (d)     Advancement of Expenses; Procedures; Presumptions and Effect

of Certain Proceedings; Remedies.  In furtherance but not in limitation of the foregoing provisions, the





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following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article

VIII:



         (1)     Advance of Expenses.  All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the

Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII.



         (2)     Procedure for Determination of Entitlement to Indemnification.


         (i)     To obtain indemnification under this Article VIII, an

Indemnitee shall submit to the Secretary of the Corporation a written request,

including such documentation and information as is reasonably available to the

Indemnitee and reasonably necessary to determine whether and to what extent the

Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with Supporting Documentation.  The Secretary of the Corporation shall advise the Board of Directors

                                                                     Exhibit 2-B
                                                                     Page 23

in writing, promptly upon receipt of such a request for indemnification, that the Indemnitee has requested indemnification.



         (ii)    The Indemnitee's entitlement to indemnification under this

Article VIII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of

Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested

Directors is not obtainable or, even if obtainable, a majority of such

Disinterested Directors so directs; (C) by the stockholders of the Corporation

(but only if a majority of the Disinterested Directors present the issue of entitlement to indemnification to the stockholders for their determination); or

(D) as provided in Section (d)(3).



         (iii)   In the event the determination of entitlement to

indemnification is to be made by Independent Counsel pursuant to Section

(d)(2)(ii), a majority of the Board of Directors shall select the Independent

Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an

Independent Counsel to which the Board of Directors does not reasonably object.

                                                                     Exhibit 2-B
                                                                     Page 24


         (iv)    The only basis upon which a finding of no entitlement to

indemnification may be made is that indemnification is prohibited by law.



         (3)     Presumptions and Effect of Certain Proceedings.  Except as

otherwise expressly provided in this Article VIII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a request for indemnification together with the Supporting Documentation in accordance with

Section (d)(2)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the person or persons empowered under Section (d)(2) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.  The termination of any Proceeding described in Section (a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction,

or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the

                                                                     Exhibit 2-B
                                                                     Page 25

best interests of the Corporation or, with respect to any criminal Proceeding,

that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.



         (4)     Remedies of Indemnitee.


         (i)     In the event that a determination is made pursuant to Section

(d)(2) or (3) that the Indemnitee is not entitled to indemnification under this

Article VIII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B)

any such judicial proceeding or arbitration shall be de nova and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this

Article VIII.



         (ii)    If pursuant to Section (d)(2) or (3) a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the

Supporting Documentation, or

                                                                     Exhibit 2-B
                                                                     Page 26

(B) such indemnification is prohibited by law.  In the event that (x)

advancement of expenses is not timely made pursuant to Section (d)(l), or (y)

payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section (d)(2) or (3), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification.  Notwithstanding the foregoing, the Corporation may bring an action in an appropriate court in the

State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a

"Disqualifying Event"); provided, however, that in any such action the

Corporation shall have the burden of proving the occurrence of such

Disqualifying Event.



         (iii)   The Corporation shall be precluded from asserting in any

judicial proceeding or arbitration commenced pursuant to this Section (d)(4)

that the procedures and presumptions of this Article VIII are not valid,

binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this

Article VIII.



         (iv)    In the event that pursuant to this Section (d)(4) the

Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article

VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred

                                                                     Exhibit 2-B
                                                                     Page 27

by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the

Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.



         (5)     Definitions. For purposes of this Section (d):


         (i)     "Change in Control" means (A) so long as the Public Utility

Holding Company Act of 1935 is in effect, any "company" becoming a "holding company in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations,

duties, and liabilities if imposed by said Act by virtue or his, hers or its influence over the management or policies of the Corporation, or (B) whether or not said Act is in effect, a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the

"Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section

13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in

Rule 13d-3 under the Act), directly or indirectly, of securities of the

Corporation representing 10% or more of the combined voting power of the

Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition;

                                                                     Exhibit 2-B
                                                                     Page 28

(ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii)

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who ware directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.



         (ii)    "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.



         (iii)   "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who,

under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

                                                                     Exhibit 2-B
                                                                     Page 29

         (e)     Severability.  If any provision or provisions of this Article

VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal,

or unenforceable) shall not in any way be affected or impaired thereby; and

(ii) to the fullest extent possible, the provisions of this Article VIII

(including, without limitation, all portions of any paragraph of this Article

VIII containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.



         (f)     Successor Laws, Regulations, and Agencies. Reference herein to laws, regulations, or agencies shall be deemed to include all amendments thereof, substitutions therefor, and successors thereto.



                                   ARTICLE IX

                                   AMENDMENTS

         Section 1.       These By-laws may be altered, amended or repealed or

new By-laws may be adopted by the stockholders or by the Board of Directors,

when such power is conferred upon the Board of Directors by the Articles of

Incorporation, at any regular meeting of the stockholders or of the Board of

Directors or at any special meeting of the stockholders or of the

                                                                     Exhibit 2-B
                                                                     Page 30

Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-laws be contained in the notice of such special meeting.